Exhibit 10.4

By Your clicking to agree to this Schedule 2, which is hereby offered to You by Apple, You agree with Apple to amend that certain iPhone Developer Program License Agreement currently in effect between You and Apple (the “Agreement”) to add this Schedule 2 thereto (supplanting any existing Schedule 2).  Except as otherwise provided herein, all capitalized terms shall have the meanings set forth in the Agreement.

Schedule 2

1. Appointment of Agent and Commissionaire

1.1 You hereby appoint Apple and Apple Subsidiaries (collectively “Apple”) as: (i) Your agent for the marketing and delivery of the Licensed Applications to end-users located in those countries listed on Exhibit A, Section 1 to this Schedule 2; and (ii) Your commissionaire for the marketing and delivery of the Licensed Applications to end-users located in those countries listed on Exhibit A, Section 2 to this Schedule 2, during the Delivery Period. You hereby acknowledge that Apple will market and make the Licensed Applications available for download by end users through one or more App Stores, but for, and on Your behalf. For purposes of this Schedule 2, the term "Licensed Application" includes any additional functionality, content or services sold by You from within a Licensed Application using the In App Purchase API, and "end-user" includes actual end-users of Licensed Applications as well as authorized institutional customers, such as educational institutions approved by Apple, which may acquire the Licensed Applications for the end-users.

1.2 In furtherance of Apple’s appointment under Section 1.1 of this Schedule 2, You hereby authorize and instruct Apple to:

(a) market, solicit and obtain orders on Your behalf for Licensed Applications from end-users located in the countries listed on Exhibit A;

(b) provide hosting services to You, in order to allow for the storage of, and end-user access to, the Licensed Applications;

(c) make copies of, format, and otherwise prepare Licensed Applications for acquisition and download by end-users, including adding the Security Solution;

(d) allow end-users to access copies of the Licensed Applications, so that end-users may acquire from You and electronically download those Licensed Applications, Licensed Application Information, and associated metadata to end-users through one or more App Stores;

(e) issue invoices for the purchase price payable by end-users for the Licensed Applications;

(f) use (i) screen shots and/or up to 30 second excerpts of the Licensed Applications; (ii) trademarks and logos associated with the Licensed Applications; and (iii) Licensed Application Information, for promotional purposes in marketing materials and gift cards, excluding those portions of the Licensed Applications, trademarks or logos, or Licensed Application Information which You do not have the right to use for promotional purposes, and which You identify in writing at the time that the Licensed Applications are delivered by You to Apple under Section 2.1 of this Schedule 2, and use images and other materials that You may provide to Apple, at Apple’s reasonable request, for promotional purposes in marketing materials and gift cards; and

(g) otherwise use Licensed Applications, Licensed Application Information and associated metadata as may be reasonably necessary in the marketing and delivery of the Licensed Applications in accordance with this Schedule 2. You agree that no royalty or other compensation is payable for the rights described above in Section 1.2 of this Schedule 2.

1.3 The parties acknowledge and agree that their relationship under this Schedule 2 is, and shall be, that of principal and agent, or principal and commissionaire, as the case may be, as described in Exhibit A, Section 1 and Exhibit A, Section 2, respectively, and that You, as principal, are, and shall be, solely responsible for any and all claims and liabilities involving or relating to, the Licensed Applications, as provided in this Schedule 2. The parties acknowledge and agree that Your appointment of Apple as Your agent or commissionaire, as the case may be, under this Schedule 2 is non-exclusive.

1.4 For purposes of this Schedule 2, the “Delivery Period” shall mean the period beginning on the Effective Date of the Agreement, and expiring on the last day of the Agreement or any renewal thereof; provided, however, that Apple’s appointment as Your agent and commissionaire shall survive expiration of the Agreement for a reasonable phase-out period not to exceed thirty (30) days.

2. Delivery of the Licensed Applications to Apple

2.1 You will deliver to Apple, at Your sole expense, using the iTunes Connect site, the Licensed Applications, Licensed Application Information and associated metadata, in a format and manner prescribed by Apple, as required for the delivery of the Licensed Applications to end-users in accordance with this Schedule 2. Metadata You deliver to Apple under this Schedule 2 will include: (i) the title and version number of each of the Licensed Applications; (ii) the countries You designate, in which You wish Apple to allow end-users to download those Licensed Applications; (iii) any copyright or other intellectual property rights notices; and (iv) Your end-user license agreement (“EULA”), if any, in accordance with Section 4.2 of this Schedule 2.

2.2 All Licensed Applications will be delivered by You to Apple using software tools, a secure FTP site address and/or such other delivery methods as prescribed by Apple.

2.3 You hereby certify that all of the Licensed Applications You deliver to Apple under this Schedule 2 are authorized for export from the United States to each of the countries listed on Exhibit A hereto, in accordance with the requirements of the United States Export Administration Regulations, 15 C.F.R. Parts 730-774. Without limiting the generality of this Section 2.3, You certify that (i) none of the Licensed Applications contains, uses or supports any data encryption or cryptographic functions; or (ii) in the event that any Licensed Application contains, uses or supports any such data encryption or cryptographic functionality, You have qualified that Licensed Application for export as a “mass market encryption item” in accordance with section 742.15(b)(2) of the Export Administration Regulations, and You will provide Apple with a PDF copy of the mass market export classification ruling (CCATS) issued by the United States Commerce Department, Bureau of Industry and Security for that Licensed Application. For purposes of determining the proper export classification and export control status of each Licensed Application, You should consult the export compliance decision tree in the iTunes Connect tool. You acknowledge that Apple is relying upon Your certification in this Section 2.3 in allowing end-users to access and download the Licensed Applications under this Schedule 2. Except as provided in this Section 2.3, Apple will be responsible for compliance with the requirements of the Export Administration Regulations in allowing end-users to access and download the Licensed Applications under this Schedule 2.

3. Delivery of the Licensed Applications to End-Users

3.1 You acknowledge and agree that Apple, in the course of acting as agent and/or commissionaire for You, is hosting the Licensed Applications, and is allowing the download of those Licensed Applications by end-users, on Your behalf. However, You are responsible for hosting and delivering content or services sold by You using the In App Purchase API, except for content that is included within the Licensed Application itself (i.e., the In App Purchase simply unlocks the content). All of the Licensed Applications shall be marketed by Apple, on Your behalf, to end-users at prices established by You, in Your sole discretion, based on the pricing schedule attached to this Schedule 2 as Exhibit C or, at your election via iTunes Connect, at a discount of 50% of Your established price for authorized institutional customers. You may change the price for any Licensed Application at any time, at Your discretion, in accordance with the pricing schedule set forth on that Exhibit C, using tools provided on the iTunes Connect site. As Your agent and/or commissionaire, Apple shall be solely responsible for the collection of all prices payable by end-users for Licensed Applications acquired by those end-users under this Schedule 2.

3.2 In the event that the sale or delivery of any of the Licensed Applications to any end-user is subject to any sales, use, goods and services, value added, or other similar tax, under applicable law, responsibility for the collection and remittance of that tax for sales of the Licensed Applications to end-users will be determined in accordance with Exhibit B to this Schedule 2. You shall indemnify and hold Apple harmless against any and all claims by any tax authority for any underpayment of any sales, use, goods and services, value added or other tax or levy, and any penalties and/or interest thereon.

3.3 In furtherance of the parties’ respective tax compliance obligations, Apple requires that You comply with the requirements listed on Exhibit D to this Schedule 2 or on iTunes Connect depending upon, among other things, (i) Your country of residence and (ii) the countries designated by You in which You wish Apple to allow access to the Licensed Applications. In the event that Apple collects any amounts corresponding to the purchase price for any of Your Licensed Applications before You have provided Apple with any tax documentation required under Exhibit D to this Schedule 2, Apple will not remit those amounts to You, but will hold those amounts in trust for You, until such time as You have provided Apple with the required tax documentation. Upon receipt of all required tax documents from You, Apple will remit to You any amounts held in trust by Apple for You, without interest, under this Section 3.3, in accordance with the provisions of this Schedule 2.

3.4 Apple shall be entitled to the following commissions in consideration for its services as Your agent and/or commissionaire under this Schedule 2:

(a) For sales of Licensed Applications to end-users located in those countries listed in Exhibit B, Section 1 of this Schedule 2, Apple shall be entitled to a commission equal to thirty percent (30%) of all prices payable by each end-user. For purposes of determining the commissions to which Apple is entitled under this Section 3.4(a), the prices payable by end-users shall be net of any and all taxes collected, as provided in Section 3.2 of this Schedule 2.

(b) For sales of Licensed Applications to end-users located in those countries listed in Exhibit B, Section 2 of this Schedule 2, Apple shall be entitled to a commission equal to thirty percent (30%) of all prices payable by each end-user.

Except as otherwise provided in Section 3.2 of this Schedule 2, Apple shall be entitled to the commissions specified in Sections 3.4(a) and 3.4(b) hereof without reduction for any taxes or other government levies, including any and all taxes or other, similar obligations of You, Apple or any end-user relating to the delivery or use of the Licensed Applications.

3.5 Upon collection of any amounts from any end-user as the price for any Licensed Application delivered to that end-user hereunder, Apple shall deduct the full amount of its commission with respect to that Licensed Application, and any taxes collected by Apple under Section 3.2 hereof, and shall remit to You, or issue a credit in Your favor, as the case may be, the remainder of those prices in accordance with Apple standard business practices, including the following: remittance payments (i) are made by means of wire transfer only; (ii) are subject to minimum monthly remittance amount thresholds; (iii) require You to provide certain remittance-related information on the iTunes Connect site; and (iv) subject to the foregoing requirements, will be made no later than forty-five (45) days following the close of the monthly period in which the corresponding amount was received by Apple from the end-user. No later than forty-five (45) days following the end of each monthly period, Apple will make available to You on the iTunes Connect site a sales report in sufficient detail to permit You to identify the Licensed Applications sold in that monthly period and the total amount to be remitted to You by Apple.  You hereby acknowledge and agree that Apple shall be entitled to a commission, in accordance with this Section 3.5 on the delivery of any Licensed Application to any end-user, even if Apple is unable to collect the price for that Licensed Application from that end-user. In the event that the purchase price received by Apple from any end-user for any Licensed Application is in a currency other than the remittance currency agreed between Apple and You, the purchase price for that Licensed Application shall be converted to the remittance currency, and the amount to be remitted by Apple to You shall be determined, in accordance with an exchange rate fixed for the Delivery Period, as reflected in Exhibit C attached hereto.  Apple may provide a means on iTunes Connect to enable You to designate a primary currency for the bank account designated by You for receiving remittances (“Designated Currency”).  Apple may cause Apple's bank to convert all remittances in any remittance currency other than the Designated Currency into the Designated Currency prior to remittance to You. You agree that any resulting currency exchange differentials or fees charged by Apple's bank may be deducted from such remittances. You remain responsible for any fees (e.g., wire transfer fees) charged by Your bank or any intermediary banks between Your bank and Apple’s bank.

3.6 In the event that any price payable by any end-user for any of the Licensed Applications is subject to (i) any withholding or similar tax; or (ii) any sales, use, goods and services, value added, or other tax or levy not collected by Apple under Section 3.2 hereof; or (iii) any other tax or other government levy of whatever nature, the full amount of that tax or levy shall be solely for Your account, and shall not reduce the commission to which Apple is entitled under this Schedule 2.

3.7 In the event that any remittance made by Apple to You is subject to any withholding or similar tax, the full amount of that withholding or similar tax shall be solely for Your account, and will not reduce the commission to which Apple is entitled on that transaction. If Apple reasonably believes that such tax is due, Apple will deduct the full amount of such withholding or similar tax from the gross amount owed to You, and will pay the full amount withheld over to the competent tax authorities.  Apple will apply a reduced rate of withholding tax, if any, provided for in any applicable income tax treaty only if You furnish Apple with such documentation required under that income tax treaty or otherwise satisfactory to Apple, sufficient to establish Your entitlement to the benefit of that reduced rate of withholding tax. Upon Your timely request to Apple in writing, using means reasonably designated by Apple, Apple will use commercially practical efforts to report to You the amount of Apple’s payment of withholding or similar taxes to the competent tax authorities on Your behalf.  You will indemnify and hold Apple harmless against any and all claims by any competent tax authority for any underpayment of any such withholding or similar taxes, and any penalties and/or interest thereon, including, but not limited to, underpayments attributable to any erroneous claim or representation by You as to Your entitlement to, or Your disqualification for, the benefit of a reduced rate of withholding tax.

4. Ownership and End-User Licensing

4.1 The parties acknowledge and agree that Apple shall not acquire any ownership interest in or to any of the Licensed Applications or Licensed Application Information, and title, risk of loss, responsibility for, and control over the Licensed Applications shall, at all times, remain with You.  Apple may not use any of the Licensed Applications or Licensed Application Information for any purpose, or in any manner, except as specifically authorized in this Schedule 2.

4.2 You may deliver to Apple Your own EULA for any Licensed Application at the time that You deliver that Licensed Application to Apple, in accordance with Section 2.1 of this Schedule 2; provided, however, that Your EULA must include and may not be inconsistent with the minimum terms and conditions specified on Exhibit E to this Schedule 2 and must comply with all applicable laws in all countries where You wish Apple to allow end-users to download that Licensed Application. Apple shall allow each end-user to which Apple allows access to any such Licensed Application to review Your EULA (if any) at the time that Apple delivers that Licensed Application to that end-user, and Apple shall notify each end-user that the end-user’s use of that Licensed Application is subject to the terms and conditions of Your EULA (if any). In the event that You do not furnish Your own EULA for any Licensed Application to Apple, You acknowledge and agree that each end-user’s use of that Licensed Application shall be subject to Apple’s standard EULA (which is part of the App Store Terms of Service).

4.3 You hereby acknowledge that the EULA for each of the Licensed Applications is solely between You and the end-user and conforms to applicable law, and Apple shall not be responsible for, and shall not have any liability whatsoever under, any EULA or any breach by You or any end-user of any of the terms and conditions of any EULA.

5. Content Restrictions and Software Rating

5.1 You represent and warrant that: (a) You have the right to enter into this Agreement, to reproduce and distribute each of the Licensed Applications, and to authorize Apple to permit end-users to download and use each of the Licensed Applications through one or more App Stores; (b) none of the Licensed Applications, or Apple’s or end-users’ permitted uses of those Licensed Applications, violate or infringe any patent, copyright, trademark, trade secret or other intellectual property or contractual rights of any other person, firm, corporation or other entity; (c) each of the Licensed Applications is authorized for distribution, sale and use in, export to, and import into each of the countries designated by You under Section 2.1 of this Schedule 2, in accordance with the laws and regulations of those countries and all applicable export/import regulations; (d) none of the Licensed Applications contains any obscene, offensive or other materials that are prohibited or restricted under the laws or regulations of any of the countries You designated under Section 2.1 of this Schedule 2; and (e) all information You provided using the iTunes Connect tool, including any information relating to the Licensed Applications, is accurate and that, if any such information ceases to be accurate, You will promptly update it to be accurate using the iTunes Connect tool.

5.2 You shall use the software rating tool set forth on iTunes Connect to supply information regarding each of the Licensed Applications delivered by You for marketing and fulfillment by Apple through the App Store under this Schedule 2 in order to assign a rating to each such Licensed Application. For purposes of assigning a rating to each of the Licensed Applications, You shall use Your best efforts to provide correct and complete information about the content of that Licensed Application with the software rating tool.  You acknowledge and agree that Apple is relying on:  (i) Your good faith and diligence in accurately and completely providing requested information for each Licensed Application; and (ii) Your representations and warranties in Section 5.1 hereof, in making that Licensed Application available for download by end-users in each of the countries You designated hereunder. Furthermore, You authorize Apple to correct the rating of any Licensed Application of Yours that has been assigned an incorrect rating; and You agree to any such corrected rating.

5.3 In the event that any country You designated hereunder requires the approval of, or rating of, any Licensed Application by any government or industry regulatory agency as a condition for the distribution, sale and/or use of that Licensed Application, You acknowledge and agree that Apple may elect not to make that Licensed Application available for download by end-users in that country from any App Store.

6. Responsibility and Liability

6.1 Apple shall have no responsibility for the installation and/or use of any of the Licensed Applications by any end-user. You shall be solely responsible for any and all product warranties, end-user assistance and product support with respect to each of the Licensed Applications.

6.2 You shall be solely responsible for, and Apple shall have no responsibility or liability whatsoever with respect to, any and all claims, suits, liabilities, losses, damages, costs and expenses arising from, or attributable to, the Licensed Applications and/or the use of those Licensed Applications by any end-user, including, but not limited to: (i) claims of breach of warranty, whether specified in the EULA or established under applicable law; (ii) product liability claims; and (iii) claims that any of the Licensed Applications and/or the end-user’s possession or use of those Licensed Applications infringes the copyright or other intellectual property rights of any third party.

6.3 In the event that Apple receives any notice or claim from any end-user that: (i) the end-user wishes to cancel its license to any of the Licensed Applications within ninety (90) days of the date of download of that Licensed Application by that end-user; or (ii) a Licensed Application fails to conform to Your specifications or Your product warranty or the requirements of any applicable law, Apple may refund to the end-user the full amount of the price paid by the end-user for that Licensed Application. In the event that Apple refunds any such price to an end-user, You shall reimburse, or grant Apple a credit for, an amount equal to the price for that Licensed Application. Apple will have the right to retain its commission on the sale of that Licensed Application, notwithstanding the refund of the price to the end-user.

7. Termination

7.1 This Schedule 2, and all of Apple’s obligations hereunder, shall terminate upon the expiration or termination of the Agreement.  Notwithstanding any such termination, Apple shall be entitled to: (i) all commissions on all copies of the Licensed Applications downloaded by end-users prior to the date of termination (including the phase-out period set forth in Section 1.4 hereof); and (ii) reimbursement from You of refunds paid by Apple to end-users, whether before or after the date of termination, in accordance with Section 6.3 of this Schedule 2.

7.2 In the event that You no longer have the legal right to distribute the Licensed Applications, or to authorize Apple to allow access to those Licensed Applications by end-users, in accordance with this Schedule 2, You shall promptly withdraw those Licensed Applications from the App Store using the tools provided on the iTunes Connect site; provided, however, that such withdrawal by You under this Section

7.2 shall not relieve You of any of Your obligations to Apple under this Schedule 2, or any liability to Apple and/or any end-user with respect to those Licensed Applications.

7.3 Apple reserves the right to cease marketing and allowing download by end-users of the Licensed Applications at any time, with or without cause, by providing notice of termination to You. Without limiting the generality of this Section 7.3, You acknowledge that Apple may cease the marketing and allowing download by end-users of some or all of the Licensed Applications if Apple reasonably believes that: (i) those Licensed Applications are not authorized for export to one or more of the countries listed on Exhibit A, in accordance with the Export Administration Regulations; (ii) those Licensed Applications and/or any end-user’s possession and/or use of those Licensed Applications, infringe patent, copyright, trademark, trade secret or other intellectual property rights of any third party; or (iii) the distribution, sale and/or use of those Licensed Applications violates any applicable law in any country You designated under Section 2.1 of this Schedule 2. An election by Apple to cease the marketing and allowing download of any Licensed Applications, pursuant to this Section 7.3, shall not relieve You of Your obligations under this Schedule 2.

7.4 You may withdraw any or all of the Licensed Applications from the App Store, at any time, and for any reason, by using the tools provided on the iTunes Connect site.

8. Legal Consequences

The relationship between You and Apple established by this Schedule 2 may have important legal and/or tax consequences for You.  You acknowledge and agree that it is Your responsibility to consult with Your own legal and tax advisors with respect to Your legal and tax obligations hereunder.

EXHIBIT A

1. Apple as Agent

You appoint Apple Canada, Inc. (“Apple Canada”) as Your agent for the marketing and end-user download of the Licensed Applications by end-users located in the following country:

Canada

You appoint Apple Pty Limited (“APL”) as Your agent for the marketing and end-user download of the Licensed Applications by end-users located in the following countries:

Australia
New Zealand

You appoint Apple Inc. as Your agent pursuant to California Civil Code §§ 2295 et seq. for the marketing and end-user download of the Licensed Applications by end-users located in the following countries:

Argentina	Dominican Republic	Jamaica	Peru
Brazil	Ecuador	Mexico	Uruguay
Chile	El Salvador	Nicaragua	Venezuela
Colombia	Guatemala	Panama	United States
Costa Rica	Honduras	Paraguay

You appoint iTunes KK as Your agent pursuant to Article 643 of the Japanese Civil Code for the marketing and end-user download of the Licensed Applications by end-users located in the following country:

Japan

2. Apple as Commissionaire

You appoint iTunes Sarl as Your commissionaire pursuant to Article 91 of the Luxembourg Code de commerce for the marketing and end-user download of the Licensed Applications by end-users located in the following countries:

Austria	India	Mali	Senegal
Armenia	Indonesia	Malaysia	Slovakia
Belgium	Ireland	Malta, Republic of	Slovenia
Botswana	Israel	Mauritius	South Africa
Bulgaria	Italy	Moldova	Spain
China	Jordan	Niger	Sri Lanka
Croatia	Kazakhstan	Netherlands	Sweden
Czech Republic	Kenya	Norway	Switzerland
Denmark	Korea	Pakistan	Taiwan
Egypt	Kuwait	Philippines	Thailand
Estonia	Latvia	Poland	Tunisia
Finland	Lebanon	Portugal	Turkey
France	Lithuania	Qatar	UAE
Germany	Luxembourg	Romania	Uganda
Greece	Macau	Russia	United Kingdom
Hong Kong	Macedonia	Saudi Arabia	Vietnam
Hungary	Madagascar	Singapore

EXHIBIT B

1. Apple shall collect and remit to the competent tax authorities the taxes described in Section 3.2 of this Schedule 2 for sales of the Licensed Applications to end-users located in the following countries:

Australia	Finland	Lithuania	Slovenia
Austria	France	Luxembourg	Spain
Belgium	Germany	Malta, Republic of	Sweden
Bulgaria	Greece	Netherlands	Switzerland
Canada	Hungary	Poland	United Kingdom
Czech Republic	Ireland	Portugal	United States
Denmark	Italy	Romania
Estonia	Latvia	Slovakia

2. Apple shall not collect and remit the taxes described in Section 3.2 of this Schedule 2 for sales of the Licensed Applications to end-users located in the countries listed below. You shall be solely responsible for the collection and remittance of such taxes as may be required by local law.
Argentina	Hong Kong	Malaysia	Russia
Armenia	India	Mali	Saudi Arabia
Botswana	Indonesia	Mauritius	Senegal
Brazil	Israel	Mexico	Singapore
Chile	Jamaica	Moldova	South Africa
China	Japan	New Zealand	Sri Lanka
Colombia	Jordan	Nicaragua	Taiwan
Costa Rica	Kazakhstan	Niger	Thailand
Croatia	Kenya	Norway	Tunisia
Dominican Republic	Korea	Pakistan	Turkey
Ecuador	Kuwait	Panama	UAE
El Salvador	Lebanon	Paraguay	Uganda
Egypt	Macau	Peru	Uruguay
Guatemala	Macedonia	Philippines	Venezuela
Honduras	Madagascar	Qatar	Vietnam

EXHIBIT C

Tier	Customer Price USD	Customer Price MXP	Proceeds, Net of Commission USD	Customer Price CAD	Proceeds, Net of Commission CAD	Customer Price AUD	Customer Price NZD	Proceeds, Net of Commission AUD	Customer Price JPY	Proceeds, Net of Commission JPY
0	0.00	0	0.00	0.00	0.00	0.00	0.00	0.00	0	0
1	0.99	10	0.70	0.99	0.70	1.19	1.29	0.76	115	81
2	1.99	20	1.40	1.99	1.40	2.49	2.59	1.58	230	161
3	2.99	30	2.10	2.99	2.10	3.99	4.19	2.54	350	245
4	3.99	40	2.80	3.99	2.80	4.99	5.29	3.18	450	315
5	4.99	50	3.50	4.99	3.50	5.99	6.49	3.81	600	420
6	5.99	60	4.20	5.99	4.20	7.99	8.29	5.08	700	490
7	6.99	70	4.90	6.99	4.90	8.99	9.99	5.72	800	560
8	7.99	80	5.60	7.99	5.60	9.99	10.99	6.36	900	630
9	8.99	90	6.30	8.99	6.30	11.99	12.99	7.63	1000	700
10	9.99	100	7.00	9.99	7.00	12.99	13.99	8.27	1200	840
11	10.99	120	7.70	10.99	7.70	13.99	14.99	8.90	1300	910
12	11.99	130	8.40	11.99	8.40	14.99	15.99	9.54	1400	980
13	12.99	140	9.10	12.99	9.10	15.99	16.99	10.18	1500	1050
14	13.99	150	9.80	13.99	9.80	16.99	17.99	10.81	1600	1120
15	14.99	160	10.50	14.99	10.50	17.99	18.99	11.45	1700	1190
16	15.99	170	11.20	15.99	11.20	18.99	19.99	12.08	1800	1260
17	16.99	180	11.90	16.99	11.90	19.99	20.99	12.72	2000	1400
18	17.99	190	12.60	17.99	12.60	21.99	22.99	13.99	2100	1470
19	18.99	200	13.30	18.99	13.30	22.99	23.99	14.63	2200	1540
20	19.99	210	14.00	19.99	14.00	23.99	24.99	15.27	2300	1610
21	20.99	220	14.70	20.99	14.70	24.99	25.99	15.90	2400	1680
22	21.99	230	15.40	21.99	15.40	26.99	27.99	17.18	2500	1750
23	22.99	240	16.10	22.99	16.10	27.99	28.99	17.81	2600	1820
24	23.99	250	16.80	23.99	16.80	28.99	29.99	18.45	2800	1960
25	24.99	260	17.50	24.99	17.50	29.99	30.99	19.08	2900	2030
26	25.99	270	18.20	25.99	18.20	31.99	32.99	20.36	3000	2100
27	26.99	280	18.90	26.99	18.90	32.99	34.99	20.99	3100	2170
28	27.99	290	19.60	27.99	19.60	33.99	35.99	21.63	3200	2240
29	28.99	300	20.30	28.99	20.30	34.99	36.99	22.27	3300	2310
30	29.99	320	21.00	29.99	21.00	36.99	38.99	23.54	3500	2450
31	30.99	330	21.70	30.99	21.70	37.99	39.99	24.18	3600	2520
32	31.99	340	22.40	31.99	22.40	38.99	40.99	24.81	3700	2590
33	32.99	350	23.10	32.99	23.10	39.99	41.99	25.45	3800	2660
34	33.99	360	23.80	33.99	23.80	41.99	43.99	26.72	3900	2730
35	34.99	370	24.50	34.99	24.50	42.99	44.99	27.36	4000	2800
36	35.99	380	25.20	35.99	25.20	43.99	45.99	27.99	4100	2870
37	36.99	390	25.90	36.99	25.90	44.99	46.99	28.63	4300	3010
38	37.99	400	26.60	37.99	26.60	45.99	47.99	29.27	4400	3080
39	38.99	410	27.30	38.99	27.30	46.99	48.99	29.90	4500	3150

continued...

Tier	Customer Price USD	Customer Price MXP	Proceeds, Net of Commission USD	Customer Price CAD	Proceeds, Net of Commission CAD	Customer Price AUD	Customer Price NZD	Proceeds, Net of Commission AUD	Customer Price JPY	Proceeds, Net of Commission JPY
40	39.99	420	28.00	39.99	28.00	47.99	49.99	30.54	4600	3220
41	40.99	430	28.70	40.99	28.70	48.99	50.99	31.18	4700	3290
42	41.99	440	29.40	41.99	29.40	49.99	51.99	31.81	4800	3360
43	42.99	450	30.10	42.99	30.10	51.99	53.99	33.08	4900	3430
44	43.99	460	30.80	43.99	30.80	52.99	54.99	33.72	5000	3500
45	44.99	470	31.50	44.99	31.50	53.99	55.99	34.36	5200	3640
46	45.99	480	32.20	45.99	32.20	54.99	56.99	34.99	5300	3710
47	46.99	490	32.90	46.99	32.90	56.99	58.99	36.27	5400	3780
48	47.99	500	33.60	47.99	33.60	57.99	59.99	36.90	5500	3850
49	48.99	520	34.30	48.99	34.30	58.99	60.99	37.54	5600	3920
50	49.99	530	35.00	49.99	35.00	59.99	64.99	38.18	5800	4060
51	54.99	580	38.50	54.99	38.50	69.99	74.99	44.54	6000	4200
52	59.99	630	42.00	59.99	42.00	74.99	79.99	47.72	7000	4900
53	64.99	680	45.50	64.99	45.50	79.99	84.99	50.90	7500	5250
54	69.99	740	49.00	69.99	49.00	89.99	94.99	57.27	8000	5600
55	74.99	790	52.50	74.99	52.50	94.99	99.99	60.45	8500	5950
56	79.99	840	56.00	79.99	56.00	99.99	104.99	63.63	9000	6300
57	84.99	900	59.50	84.99	59.50	104.99	109.99	66.81	10000	7000
58	89.99	950	63.00	89.99	63.00	109.99	114.99	69.99	10500	7350
59	94.99	1000	66.50	94.99	66.50	114.99	119.99	73.18	11000	7700
60	99.99	1050	70.00	99.99	70.00	119.99	124.99	76.36	11500	8050
61	109.99	1200	77.00	109.99	77.00	139.99	149.99	89.08	13000	9100
62	119.99	1300	84.00	119.99	84.00	149.99	159.99	95.45	14000	9800
63	129.99	1400	91.00	129.99	91.00	159.99	169.99	101.81	15000	10500
64	139.99	1500	98.00	139.99	98.00	169.99	179.99	108.18	16000	11200
65	149.99	1600	105.00	149.99	105.00	189.99	199.99	120.90	18000	12600
66	159.99	1700	112.00	159.99	112.00	199.99	209.99	127.27	19000	13300
67	169.99	1800	119.00	169.99	119.00	219.99	229.99	139.99	20000	14000
68	179.99	1900	126.00	179.99	126.00	229.99	239.99	146.36	21000	14700
69	189.99	2000	133.00	189.99	133.00	239.99	249.99	152.72	22000	15400
70	199.99	2100	140.00	199.99	140.00	249.99	259.99	159.08	23000	16100
71	209.99	2200	147.00	209.99	147.00	259.99	269.99	165.45	24000	16800
72	219.99	2300	154.00	219.99	154.00	269.99	279.99	171.81	25000	17500
73	229.99	2400	161.00	229.99	161.00	279.99	289.99	178.18	26000	18200
74	239.99	2500	168.00	239.99	168.00	289.99	299.99	184.54	27000	18900
75	249.99	2600	175.00	249.99	175.00	299.99	319.99	190.90	29000	20300
76	299.99	3200	210.00	299.99	210.00	349.99	399.99	222.72	35000	24500
77	349.99	3700	245.00	349.99	245.00	399.99	449.99	254.54	40000	28000
78	399.99	4200	280.00	399.99	280.00	449.99	499.99	286.36	45000	31500
79	449.99	4700	315.00	449.99	315.00	499.99	549.99	318.18	50000	35000
80	499.99	5300	350.00	499.99	350.00	599.99	649.99	381.81	58000	40600
81	599.99	6300	420.00	599.99	420.00	699.99	749.99	445.45	70000	49000
82	699.99	7400	490.00	699.99	490.00	799.99	849.99	509.08	80000	56000
83	799.99	8500	560.00	799.99	560.00	899.99	949.99	572.72	90000	63000
84	899.99	9500	630.00	899.99	630.00	999.99	1049.99	636.36	100000	70000
85	999.99	10500	700.00	999.99	700.00	1199.99	1249.99	763.63	115000	80500

Tier	Customer Price Euro	Customer Price DKK	Customer Price NOK	Customer Price SEK	Customer Price CHF	Proceeds, Net of Commission Euro	Customer Price GBP	Proceeds, Net of Commission GBP
0	0.00	0	0	0	0.00	0.00	0.00	0.00
1	0.79	6	6	7	1.10	0.48	0.59	0.36
2	1.59	12	11	15	2.20	0.97	1.19	0.72
3	2.39	18	17	22	3.30	1.45	1.79	1.09
4	2.99	24	21	28	4.40	1.82	2.39	1.45
5	3.99	30	29	38	5.50	2.43	2.99	1.82
6	4.99	36	35	45	6.60	3.04	3.49	2.12
7	5.49	42	39	49	7.70	3.34	3.99	2.43
8	5.99	48	45	55	8.80	3.65	4.99	3.04
9	6.99	54	49	65	9.90	4.25	5.49	3.34
10	7.99	59	55	75	11.00	4.86	5.99	3.65
11	8.99	69	59	85	12.50	5.47	6.49	3.95
12	9.99	75	65	95	14.00	6.08	6.99	4.25
13	10.49	79	69	99	15.00	6.39	7.49	4.56
14	10.99	85	75	105	16.00	6.69	7.99	4.86
15	11.99	89	85	109	17.00	7.30	8.99	5.47
16	12.99	99	89	119	18.00	7.91	9.49	5.78
17	13.99	105	95	129	19.00	8.52	9.99	6.08
18	14.49	109	99	135	20.00	8.82	10.99	6.69
19	14.99	115	105	139	21.00	9.12	11.49	6.99
20	15.99	119	109	149	22.00	9.73	11.99	7.30
21	16.99	125	119	159	24.00	10.34	12.49	7.60
22	17.99	129	125	169	25.00	10.95	12.99	7.91
23	18.49	135	129	175	26.00	11.25	13.99	8.52
24	18.99	139	135	179	27.00	11.56	14.49	8.82
25	19.99	149	139	189	28.00	12.17	14.99	9.12
26	20.99	155	145	195	29.00	12.78	15.49	9.43
27	21.49	159	149	199	30.00	13.08	15.99	9.73
28	21.99	165	155	209	31.00	13.39	16.99	10.34
29	22.99	169	159	219	32.00	13.99	17.49	10.65
30	23.99	179	165	229	33.00	14.60	17.99	10.95
31	24.99	185	169	235	34.00	15.21	18.49	11.25
32	25.49	189	175	239	35.00	15.52	18.99	11.56
33	25.99	195	179	245	36.00	15.82	19.99	12.17
34	26.99	199	189	249	37.00	16.43	20.49	12.47
35	27.99	209	195	265	38.00	17.04	20.99	12.78
36	28.99	215	199	269	39.00	17.65	21.49	13.08
37	29.49	219	205	275	40.00	17.95	21.99	13.39
38	29.99	225	209	285	41.00	18.25	22.99	13.99
39	30.99	229	215	289	43.00	18.86	23.49	14.30

continued...

Tier	Customer Price Euro	Customer Price DKK	Customer Price NOK	Customer Price SEK	Customer Price CHF	Proceeds, Net of Commission Euro	Customer Price GBP	Proceeds, Net of Commission GBP
40	31.99	239	219	299	44.00	19.47	23.99	14.60
41	32.99	245	225	309	45.00	20.08	24.49	14.91
42	33.49	249	229	315	46.00	20.39	24.99	15.21
43	33.99	255	235	319	47.00	20.69	25.99	15.82
44	34.99	259	239	329	48.00	21.30	26.49	16.12
45	35.99	269	249	339	49.00	21.91	26.99	16.43
46	36.99	275	255	345	51.00	22.52	27.49	16.73
47	37.49	279	259	349	52.00	22.82	27.99	17.04
48	37.99	285	265	359	53.00	23.12	28.99	17.65
49	38.99	289	269	369	54.00	23.73	29.49	17.95
50	39.99	299	279	379	55.00	24.34	29.99	18.25
51	42.99	319	299	399	59.00	26.17	32.99	20.08
52	44.99	339	319	419	62.00	27.39	34.99	21.30
53	49.99	369	349	469	69.00	30.43	37.99	23.12
54	54.99	399	379	519	76.00	33.47	39.99	24.34
55	59.99	439	419	569	79.00	36.52	42.99	26.17
56	62.99	469	439	599	85.00	38.34	44.99	27.39
57	64.99	499	459	619	89.00	39.56	49.99	30.43
58	69.99	529	489	659	99.00	42.60	52.99	32.25
59	74.99	559	519	699	105.00	45.65	54.99	33.47
60	79.99	599	549	749	109.00	48.69	59.99	36.52
61	84.99	629	599	799	119.00	51.73	64.99	39.56
62	89.99	669	619	849	129.00	54.78	69.99	42.60
63	94.99	699	659	899	139.00	57.82	74.99	45.65
64	99.99	749	699	949	149.00	60.86	79.99	48.69
65	109.99	819	769	999	159.00	66.95	84.99	51.73
66	119.99	899	839	1099	169.00	73.04	89.99	54.78
67	124.99	929	869	1179	179.00	76.08	94.99	57.82
68	129.99	969	899	1239	189.00	79.12	99.99	60.86
69	139.99	1039	999	1319	199.00	85.21	109.99	66.95
70	149.99	1119	1049	1399	209.00	91.30	114.99	69.99
71	159.99	1199	1099	1499	219.00	97.39	119.99	73.04
72	169.99	1269	1199	1599	229.00	103.47	124.99	76.08
73	179.99	1349	1249	1699	249.00	109.56	129.99	79.12
74	189.99	1399	1299	1799	259.00	115.65	139.99	85.21
75	199.99	1499	1399	1899	279.00	121.73	149.99	91.30
76	239.99	1799	1699	2299	329.00	146.08	179.99	109.56
77	279.99	1999	1999	2599	389.00	170.43	199.99	121.73
78	319.99	2399	2299	2999	449.00	194.78	239.99	146.08
79	359.99	2699	2499	3399	499.00	219.12	279.99	170.43
80	399.99	2999	2799	3799	549.00	243.47	299.99	182.60
81	479.99	3499	3299	4499	669.00	292.17	349.99	213.04
82	559.99	3999	3899	5299	779.00	340.86	399.99	243.47
83	639.99	4799	4399	5999	899.00	389.56	449.99	273.91
84	719.99	5499	4999	6799	999.00	438.25	499.99	304.34
85	799.99	5999	5499	7499	1099.00	486.95	599.99	365.21

Customer Price is the price displayed to the end-user on the App Store. The agreed remittance currencies are USD, CAD, AUD, JPY, Euro and GBP, depending on the currency of the Customer Price, as indicated in this Exhibit C. Customers are charged the following currencies in the following countries:
USD:  Argentina, Armenia, Botswana, Brazil, Chile, China, Colombia, Costa Rica, Croatia, Dominican Republic, Ecuador, El Salvador, Egypt, Guatemala, Honduras, Hong Kong, India, Indonesia, Israel, Jamaica, Jordan, Kazakhstan, Kenya, Korea, Kuwait, Lebanon, Macau, Macedonia, Madagascar, Malaysia, Mali, Mauritius, Moldova, Nicaragua, Niger, Pakistan, Panama, Paraguay, Peru, Philippines, Qatar, Russia, Saudi Arabia, Senegal, Singapore, South Africa, Sri Lanka, Taiwan, Thailand, Tunisia, Turkey, UAE, Uganda, Uruguay, United States, Venezuela, Vietnam
MXP:  Mexico
CAD:  Canada
AUD:  Australia
NZD:  New Zealand
JPY:  Japan
Euro:  Austria, Belgium, Bulgaria, Czech Republic, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Malta (Republic of), Luxembourg, Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain
DKK:  Denmark
NOK:  Norway
SEK:  Sweden
CHF:  Switzerland
GBP:  United Kingdom

EXHIBIT D

1. Delivery of Licensed Applications to end-users in Canada

Where You designate Apple Canada to allow access to the Licensed Applications to end-users in Canada:

1.1 General

You shall indemnify and hold Apple harmless against any and all claims by the Canada Revenue Agency (the “CRA”), Ministere du Revenu du Quebec (the “MRQ”) and the tax authorities of any province that has a provincial retail sales tax (“PST”) for any failure to pay, collect or remit any amount(s) of goods and services tax/harmonized sales tax (“GST/HST”) imposed under the Excise Tax Act (Canada) (The “ETA”), Quebec Sales Tax (“QST”) or PST and any penalties and/or interest thereon in connection with any supplies made by Apple Canada to end-users in Canada on Your behalf and any supplies made by Apple Canada to You.

1.2 GST/HST

(a) This Section 1.2 of Exhibit D applies with respect to supplies made by You, through Apple Canada, as agent to end-users in Canada. Terms defined in the ETA have the same meaning when used in this Section 1.2. Apple Canada is registered for GST/HST purposes, with GST/HST Registration No. R100236199.

(b) If You are a resident of Canada or are a non-resident of Canada that is required to register for GST/HST purposes pursuant to the ETA, it is a condition of this Schedule 2, that You are registered for GST/HST or have submitted an application to register for GST/HST to the CRA with an effective GST/HST registration date of no later than the date of this Schedule 2. You shall provide Apple Canada with satisfactory evidence of Your GST/HST registration (e.g., a copy of Your CRA confirmation letter or print-out from the GST/HST Registry on the CRA web site) at Apple Canada’s request. You warrant that You will notify Apple Canada if You cease to be registered for GST/HST.

(c) If You are registered for GST/HST purposes, You, by executing this Schedule 2, (i) agree to enter into the election pursuant to subsection 177(1.1) of the ETA to have Apple Canada collect, account for and remit GST/HST on sales of Licensed Applications made to end-users in Canada on Your behalf and have completed (including entering its valid GST/HST registration number), signed and returned to Apple Canada Form GST506 (accessible on the iTunes Connect site); and (ii) acknowledge that the commission payable by You to Apple Canada includes GST at a rate of 5% (or the GST rate as applicable from time to time).

(d) If You are not registered for GST/HST purposes, by executing this Schedule 2 and not completing, signing and returning Form GST506 to Apple Canada, You (i) certify that You are not registered for GST/HST purposes; (ii) certify that You are not resident in Canada and do not carry on business in Canada for purposes of the ETA; (iii) acknowledge that Apple Canada will charge, collect and remit GST/HST on sales of Licensed Applications to end-users in Canada made on Your behalf; (iii) acknowledge that the commission payable by You to Apple Canada is zero-rated for GST/HST purposes (i.e., GST/HST rate is 0%); and (iv) agree to indemnify Apple for any GST/HST, interest and penalty assessed against Apple Canada if it is determined that You should have been registered for GST/HST purposes such that the commission fees charged by Apple Canada were subject to GST.

1.3 Quebec Sales Tax
Terms defined in an Act respecting the Quebec Sales Tax (the “QSTA”) have the same meaning when used in this Section 1.3 of Exhibit D.

(a) If You are a resident of Quebec, it is a condition of this Schedule 2, that You are registered for QST or have submitted an application to register for QST to the MRQ with an effective QST registration date of no later than the date of this Schedule 2. You shall provide Apple Canada with satisfactory evidence of Your QST registration (e.g., a copy of Your MRQ confirmation letter or print-out from the QST Registry on the MRQ web site) at Apple Canada’s request. You warrant that You will notify Apple Canada if You cease to be registered for QST.

(b) If You are a resident of Quebec, You, by executing this Schedule 2, (i) certify that You are registered for QST; (ii) agree to enter into the election pursuant to section 41.0.1 of the QSTA to have Apple Canada collect, account for and remit QST on sales of Licensed Applications to end-users in Quebec made on Your behalf and have completed (including entering its valid QST registration number), signed and returned to Apple Canada Form FP2506-V; and (iii) acknowledge that Apple Canada will not charge, collect or remit QST on sales of Licensed Applications made on Your behalf to end-users located outside Quebec on the assumption that the end-users are not resident in Quebec and not registered for QST purposes such that the sales are zero-rated for QST purposes.

(c) If You are not resident in Quebec, by executing this Schedule 2 and not completing, signing and returning Form FP2506-V to Apple Canada, You (i) certify that You are not resident in Quebec; (ii) certify that You do not have a permanent establishment in Quebec; and (iii) acknowledge Apple will charge, collect and remit QST on sales of Licensed Applications to end-users in Quebec made on Your behalf.

1.4 PST

This Section 1.4 of Exhibit D applies to supplies of Licensed Applications made by You, through Apple Canada, as agent, to end-users in the provinces of British Columbia, Saskatchewan, Manitoba, Ontario, Prince Edward Island and any other province that has or that adopts a PST. You acknowledge and agree that Apple Canada will charge, collect and remit applicable PST on sales of Licensed Applications made to end-users in these provinces by Apple Canada on Your behalf.

2. Delivery of Licensed Applications to end-users in Australia

Where You designate APL to allow access to the Licensed Applications to end-users in Australia:

2.1 You shall indemnify and hold Apple harmless against any and all claims by the Commissioner of Taxation (“Commissioner”) for nonpayment or underpayment of GST under the A New Tax System (Goods and Services Tax) Act 1999 (“GST Act”) and for any penalties and/ or interest thereon.  In addition, You shall indemnify and hold Apple harmless against any penalties imposed by the Commissioner for failing to register for GST in Australia.

2.2 Goods and Services Tax (GST)

(a) General

(i) This Section 2.2 of Exhibit D applies to supplies made by You, through APL, as agent, that are connected with Australia.  Terms defined in the GST Act have the same meaning when used in this Section 2.2.

(ii) Unless expressly stated otherwise, any sum payable or amount used in the calculation of a sum payable under this Schedule 2 has been determined without regard to GST and must be increased on account of any GST payable under this Section 2.2.

(iii) If any GST is payable on any taxable supply made under this Schedule 2 by a supplier to a recipient, the recipient must pay the GST to the supplier at the same time and in the same manner as providing any monetary consideration. For the avoidance of doubt, this includes any monetary consideration that is deducted by APL as commission in accordance with Section 3.4 of this Schedule 2.

(iv) The amount recoverable on account of GST under this clause by APL will include any fines, penalties, interest and other charges.

(v) This Section 2 of Exhibit D survives the termination of the Agreement.

(b) Resident Developers or Non-resident GST-Registered Developers

(i) If You are a resident of Australia, it is a condition of this Schedule 2, that You have an Australian Business Number (“ABN”) and are registered for GST or have submitted an application to register for GST to the Commissioner with an effective GST registration date of no later than the date of this Schedule 2. You will provide Apple with satisfactory evidence of Your ABN and GST registration (by uploading to Apple, using the iTunes Connect site, a copy of Your GST registration or print-out from the Australian Business Register) within 30 days of this Schedule 2. You warrant that You will notify Apple if it ceases to hold a valid ABN or be registered for GST.

(ii) If You are a non-resident and are registered for GST, it is a condition of this Schedule 2 that You will provide Apple with satisfactory evidence of Your ABN and GST registration within 30 days of this Schedule 2.  You warrant that You will notify Apple if You cease to be registered for GST.

(iii) You and Apple agree to enter into an arrangement for the purposes of s.153-50 of the GST Act. You and Apple further agree that for taxable supplies made by You, through APL as agent, to any end-user:

(A) APL will be deemed as making supplies to any end-user;

(B) You will be deemed as making separate, corresponding supplies to APL;

(C) APL will issue to any end-user, in APL’s own name, all tax invoices and adjustment notes relating to supplies made under paragraph (iii)(a);

(D) You will not issue to any end-user any tax invoices or adjustment notes relating to taxable supplies made under paragraph (iii)(a);

(E) APL will issue a recipient created tax invoice to You in respect of any taxable supplies made by You to APL under this Schedule 2, including taxable supplies made under paragraph (iii)(b); and

(F) You will not issue a tax invoice to Apple in respect of any taxable supplies made by You to Apple under this Schedule 2, including taxable supplies made under paragraph (iii)(b).

(c) Non-resident, Non-GST-registered Developers

If You are a non-resident and are not registered for GST, then:

(i) APL will issue to any end-user, in APL’s own name, all tax invoices and adjustment notes relating to taxable supplies made by You through APL as agent; and

(ii) You will not issue to any end-user any tax invoices or adjustment notes relating to taxable supplies made by You through APL as agent.

3. Delivery of Licensed Applications to end-users in the United States

Where You designate Apple Inc. to allow access to the Licensed Applications to end-users in the United States:

3.1 If You are not a resident of the United States for U.S. federal income tax purposes, You will complete Internal Revenue Service Form W-8BEN and/or any other required tax forms and provide Apple with a copy of such completed form(s), and any other information necessary for compliance with applicable tax laws and regulations, as instructed on the iTunes Connect site.

3.2 If Apple, in its reasonable belief, determines that any state or local sales, use or similar transaction tax may be due from Apple or You in connection with the sale or delivery of any of the Licensed Applications, Apple will collect and remit those taxes to the competent tax authorities. To the extent that the incidence of any such tax, or responsibility for collecting that tax, falls upon You, You authorize Apple to act on Your behalf in collecting and remitting that tax, but to the extent that Apple has not collected any such tax, or has not received reimbursement for that tax, from end-users, You shall remain primarily liable for the tax, and You will reimburse Apple for any tax payments that Apple is required to make, but is not otherwise able to recover.

3.3 In the event that You incur liability for income tax, franchise tax, business and occupation tax, or any similar taxes based on Your income, You shall be solely responsible for that tax.

4. Delivery of Licensed Applications to end-users in Japan

Where You designate iTunes KK to allow access to the Licensed Applications to end-users in Japan:

4.1 You acknowledge and agree that You have the sole responsibility for: (i) consumption tax output liability, if any, with respect to delivery on Your behalf of Your Licensed Applications to end users by iTunes KK; (ii) filing of consumption tax returns and payment of consumption tax to the Japanese government, if applicable; and (iii) determining independently, in consultation with Your own tax advisor, Your taxpayer status and tax payment obligations for consumption tax purposes.

4.2 Commissions charged by iTunes KK to Japan resident developers will include consumption tax.

4.3 If You are not a resident of Japan, You may complete the withholding tax forms for Your country of residence to claim treaty benefits with Japan. Notwithstanding section 3.3 of Schedule 2, iTunes KK will remit such funds as are due to You prior to receipt of such tax documentation, but in such case in its discretion iTunes KK may withhold and remit to the competent tax authorities Japanese withholding tax unreduced by any tax treaty. iTunes KK will apply any reduced rate of withholding tax provided for in any income tax treaty between Your country of residence and Japan only to remittances made to You after iTunes KK receives and has filed the required tax documentation. iTunes KK will not refund any withholding tax withheld on remittances made prior to that date.

5. Delivery of Licensed Applications to end-users in countries listed in Exhibit A, Section 2

Where You designate iTunes Sarl to allow access to the Licensed Applications to end-users in Exhibit A, Section 2:
You acknowledge that in the event iTunes Sarl is subject to any sales, use, goods and services, value added, or other tax or levy with respect to any remittance to You, the full amount of such tax or levy shall be solely for Your account. For the avoidance of doubt, any invoice issued by You to iTunes Sarl will be limited to amounts actually due to You, which amounts shall be inclusive of any value added or other tax or levy as set forth above. You will indemnify and hold Apple harmless against any and all claims by any competent tax authorities for any underpayment of any such sales, use, goods and services, value added, or other tax or levy, and any penalties and/or interest thereon.

EXHIBIT E

Instructions for Minimum Terms of Developer’s End-User License Agreement

1. Acknowledgement: You and the end-user must acknowledge that the EULA is concluded between You and the end-user only, and not with Apple, and You, not Apple, are solely responsible for the Licensed Application and the content thereof. The EULA may not provide for usage rules for Licensed Applications that are less restrictive than the Usage Rules set forth for Licensed Applications in, or otherwise be in conflict with, the App Store Terms of Service as of the Effective Date (which You acknowledge You have had the opportunity to review).

2. Scope of License: The license granted to the end-user for the Licensed Application must be limited to a non-transferable license to use the Licensed Application on an iPhone OS Product that the end-user owns or controls and as permitted by the Usage Rules set forth in the App Store Terms of Service.

3. Maintenance and Support: You must be solely responsible for providing any maintenance and support services with respect to the Licensed Application, as specified in the EULA, or as required under applicable law. You and the end-user must acknowledge that Apple has no obligation whatsoever to furnish any maintenance and support services with respect to the Licensed Application.

4. Warranty: You must be solely responsible for any product warranties, whether express or implied by law, to the extent not effectively disclaimed. The EULA must provide that, in the event of any failure of the Licensed Application to conform to any applicable warranty, the end-user may notify Apple, and Apple will refund the purchase price for the Licensed Application to that end-user; and that, to the maximum extent permitted by applicable law, Apple will have no other warranty obligation whatsoever with respect to the Licensed Application, and any other claims, losses, liabilities, damages, costs or expenses attributable to any failure to conform to any warranty will be Your sole responsibility.

5. Product Claims: You and the end-user must acknowledge that You, not Apple, are responsible for addressing any claims of the end-user or any third party relating to the Licensed Application or the enduser’s possession and/or use of that Licensed Application, including, but not limited to: (i) product liability claims; (ii) any claim that the Licensed Application fails to conform to any applicable legal or regulatory requirement; and (iii) claims arising under consumer protection or similar legislation. The EULA may not limit Your liability to the end-user beyond what is permitted by applicable law.

6. Intellectual Property Rights: You and the end-user must acknowledge that, in the event of any third party claim that the Licensed Application or the end-user’s possession and use of that Licensed Application infringes that third party’s intellectual property rights, You, not Apple, will be solely responsible for the investigation, defense, settlement and discharge of any such intellectual property infringement claim.

7. Legal Compliance: The end-user must represent and warrant that (i) he/she is not located in a country that is subject to a U.S. Government embargo, or that has been designated by the U.S. Government as a “terrorist supporting” country; and (ii) he/she is not listed on any U.S. Government list of prohibited or restricted parties.

8. Developer Name and Address: You must state in the EULA Your name and address, and the contact information (telephone number; E-mail address) to which any end-user questions, complaints or claims with respect to the Licensed Application should be directed.

9. Third Party Terms of Agreement:  You must state in the EULA that the end-user must comply with applicable third party terms of agreement when using Your Application, e.g., if You have a VoIP application, then the end-user must not be in violation of their wireless data service agreement when using Your Application.

10. Third Party Beneficiary: You and the end-user must acknowledge and agree that Apple, and Apple’s subsidiaries, are third party beneficiaries of the EULA, and that, upon the end-user’s acceptance of the terms and conditions of the EULA, Apple will have the right (and will be deemed to have accepted the right) to enforce the EULA against the end-user as a third party beneficiary thereof.